Exhibit 99.1

FOR IMMEDIATE RELEASE:

Einstein Noah Restaurant Group Announces $20 Million Share Repurchase Program

LAKEWOOD, Colo. – May 2, 2014 – Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL), a leader in the quick-casual segment of the restaurant industry operating under the Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel® brands, today announced that its Board of Directors has authorized a $20 million share repurchase program. The Company expects to initiate repurchases promptly for up to $5 million of its common stock in the open market or through privately negotiated transactions.

The authorization does not obligate the Company to repurchase any particular amount of common stock and it may be suspended or discontinued at any time. The amount and timing of any purchases under the program will depend upon a number of factors, including the price and availability of the Company’s shares, trading volume, and general market conditions. Purchases under the repurchase program will comply with applicable Securities and Exchange Commission rules.

About Einstein Noah Restaurant Group

Einstein Noah Restaurant Group, Inc. is a leading company in the quick-casual segment of the restaurant industry that operates, franchises and licenses locations under the Einstein Bros.®, Noah’s New York Bagels® and Manhattan Bagel® brands. The Company’s retail system consists of over 860 restaurants in 42 states and the District of Columbia. It also operates a dough production facility. The Company’s stock is traded on the NASDAQ under the symbol BAGL. Visit www.einsteinnoah.com for additional information.

Forward Looking Statement Disclosure

Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating), or achievements to differ materially from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. These and other risks are more fully discussed in the Company’s SEC filings, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Any forward-looking statements by the Company, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contacts:

Investor Relations:

Raphael Gross

203-682-8253

raphael.gross@icrinc.com

Media Relations:

Kristina Jorge

646-277-1234

kristina.jorge@icrinc.com